Exhibit 23.1

KPMG LLP 345 Park Avenue New York, NY 10154

Consent of Independent Registered Public Accounting Firm

The Board of Managers and Members of

 OTG Management, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York
February 4, 2016